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                                 EXHIBIT e.(ii)

                          Form of Amendment Number 5 to
                        Principal Underwriting Agreement
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                              AMENDMENT NUMBER 5 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and Hartford Series Fund, Inc. dated January 22, 1998, as amended (the "Agreement"), Hartford Growth HLS Fund is hereby included as an additional Fund. All provisions in the Agreement shall also apply to Hartford Growth HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ of ______, 2001.

                       HARTFORD SECURITIES DISTRIBUTION
                       COMPANY, INC.


                       By: _______________________________
                              Peter W. Cummins
                              Senior Vice President

                       HARTFORD SERIES FUND, INC.
                       on behalf of:
                       Hartford Growth HLS Fund


                      By: ________________________________
                              David M. Znamierowski
                              President